Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 1 of  Form S–4 of Specialized Health Products International, Inc. of our report dated March 8, 2005 relating to the financial statements of Specialized Health Products International, which appears in such Registration Statement.  We also consent to the references to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.

PricewaterhouseCoopers LLP

Salt Lake City, Utah

April 11, 2006